EXHIBIT 12


                    HARLEYSVILLE GROUP INC. AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                                (DOLLARS IN THOUSANDS)
                                                   THREE MONTHS ENDED
                                                        MARCH 31,                             Year Ended December 31,
                                                   ------------------       ------------------------------------------------------
                                                   2003         2002           2002      2001        2000        1999       1998
                                                   ----         ----           ----      ----        ----        ----       ----
Income before income taxes and cumulative
   effect of accounting changes                    ($8,875)    $16,923       $56,482    $51,800     $57,705     $47,752    $80,441

Fixed charges1                                       1,630       1,635         6,351      7,151       7,785       7,625      7,727
                                                    ------     -------       -------    -------     -------     -------    -------
Earnings2                                          ($7,245)    $18,558       $62,833    $58,951     $65,490     $55,377    $88,168
                                                    ======     =======       =======    =======     =======     =======    =======
Ratio of earnings to fixed charges                   (4.44)      11.35          9.89       8.24        8.41        7.26      11.41
                                                    ======     =======       =======    =======     =======     =======    =======


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1 Fixed charges consist of interest expense on debt plus one-third of rental expense deemed to represent an interest factor.

2 Earnings consist of income before income taxes and cumulative effect of accounting changes plus fixed charges.